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                  AGREEMENT   dated  as  of  December  18,  1995  among  Medical
Management Sciences, Inc., a Maryland corporation ("MMS"), Managed Imaging, Inc., a Delaware corporation ("MII"), and Physician Support Systems, Inc., a Delaware corporation ("PSS").

                  The parties agree as follows:

                  1. MMS and PSS hereby terminate, as of the date of this Agreement, the Letter of Intent dated June 2, 1995 between MMS and PSS and the Agreement and Plan of Merger dated as of August 1, 1995 among PSS, MMS Acquisition, Inc. and MMS. MII and PSS hereby terminate, as of the date of this Agreement, the Agreement and Plan of Merger dated as of August 1, 1995 among PSS, MII Acquisition, Inc. and MII. In connection with the termination of such agreements, the parties hereby release each other from any and all liabilities, obligations or claims that any such party had, has or may have to or against any other party arising from, by reason of or in connection with such agreements. In addition, MMS and PSS hereby release each other and any third party from any provision in any agreement to which each of MMS, PSS and such third party is a party that restricts in any way such third party from negotiating or consummating a business combination with MMS or PSS.

                  2. PSS acknowledges that MMS is engaging in discussions with a third party concerning a possible transaction involving MMS and such third party. In connection with such possible transaction, PSS shall cause the appropriate officer of PSS (the "PSS Officer") to promptly sign and deliver to D&T such representation letters and other documents (the "Representation Documents") regarding MMS's and MII's financial statements and condition, as is reasonably requested by D&T or MMS in connection with D&T rendering its audit report with respect to such financial statements and releasing the related work papers to MMS and such third party.

                  3. The expenses that have been incurred to date (including expenses that will result from certain services requested by MMS and PSS but not yet completed) by MMS and PSS in connection with the pursuit of a possible business combination of MMS, MII and PSS involving an initial public offering of common stock of the combined entity (an "IPO Transaction") or the sale of the combined entity (by merger or otherwise) to a third party (a "Sale Transaction") shall be paid by MMS and PSS in the following manner:

                  (a) all expenses attributable to one company shall be paid by such company only, such expenses to include the following:

                           (i) Howard, Darby & Levin ("HD&L") fees and expenses associated with PSS pending acquisitions, which fees and expenses shall be paid by PSS,
                           (ii) Deloitte & Touche LLP ("D&T") fees and expenses associated with the financial audits on a company-by-company basis, which fees and expenses shall be paid by (x) in the case of the audit of PSS and PSS pending acquisitions, PSS and (y) in the case of the audit of MMS and MII, MMS,
                           (iii) BPI Capital Partners, Inc. ("BPI") fees and expenses associated with a possible IPO Transaction and Sale Transaction and with





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                                    PSS  pending  acquisitions,  which  fees and
                                    expenses shall be paid by PSS, and
                           (iv) D&T fees and expenses associated with the coding review on a company-by-company basis, which fees and expenses shall be paid by (x) in the case of the coding review of PSS and PSS pending acquisitions, PSS and (y) in the case of the coding review of MMS and MII, MMS, and

                  (b) all other expenses shall be paid 50% by MMS and 50% by PSS, such expenses to include the following:

                           (i) HD&L fees and expenses associated with a possible IPO Transaction and Sale Transaction, and
                           (ii) D&T fees and expenses associated with consolidating the AMS companies and structuring a possible IPO Transaction and Sale Transaction.

                  Based on an estimate as of November 30, 1995, the agreement to pay expenses as described above in this Section 3 would result in MMS paying expenses in an aggregate amount equal to $975,500 and PSS paying expenses in an aggregate amount equal to $2,551,500. In consideration of, among other things, PSS's incurrence of certain expenses in connection with the Sale Transaction and the IPO Transaction, if prior to December 31, 1996 MMS or its stockholders enter into a definitive agreement to sell MMS (by merger or otherwise) to a third party, promptly upon the consummation of such sale, MMS shall pay or cause to be paid to PSS an amount in cash equal to $2,551,500.

                  4. MMS shall indemnify and hold harmless (i) PSS and the PSS Officer from and against any and all liabilities, judgments, claims, settlements, losses, damages, fees, liens, taxes, penalties, obligations and expenses (including reasonable fees and expenses of counsel) (collectively, "Losses") incurred or suffered by PSS or the PSS Officer in connection with any claim by a third party (including D&T) against PSS or the PSS Officer arising out of or relating to the execution and delivery by PSS or the PSS Officer of any Representation Document (except to the extent that PSS or the PSS Officer executed and delivered such Representation Document in bad faith) and (ii) PSS and its affiliates, stockholders, directors, officers, employees and other agents and representatives from and against any and all Losses incurred or suffered by any such person arising out of or relating to the non-fulfillment by MMS of its agreement to pay expenses as described above in Section 3.

                  PSS shall indemnify and hold harmless MMS and its affiliates, stockholders, directors, officers, employees and other agents and representatives from and against any and all Losses incurred or suffered by any such person arising out of or relating to the non-fulfillment by PSS of its agreement to pay expenses as described above in Section 3.

                  In case any claim or litigation which might give rise to any obligation of a party under the indemnity and reimbursement provisions of this
Section 4 (each an "Indemnifying") shall come to the attention of the party seeking indemnification hereunder (the "Indemnified Party"), the Indemnified Party shall promptly notify in writing the Indemnifying Party of the existence and amount thereof. Failure to give such notice shall not prejudice the rights of the Indemnified Party,

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except to the extent  that the  Indemnifying  Party  shall have been  materially prejudiced by such failure. The Indemnifying Party shall be entitled to participate in and, if (i) in the reasonable judgment of the Indemnified Party such claim can properly be resolved by money damages alone and the Indemnifying Party has the financial resources to pay such damages and (ii) the Indemnifying Party admits that this indemnity fully covers the claim or litigation, the Indemnifying Party shall be entitled to direct the defense of any claim at its expense, but such defense shall be conducted by legal counsel reasonably satisfactory to the Indemnified Party. The Indemnifying Party shall not compromise and settle any such claim or litigation without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld.

                  5. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. In case at any time after the date of this Agreement any further action is necessary or desirable to carry out the purposes of this Agreement, the parties each agree to take or cause to be taken all such necessary or desirable action, including the execution and delivery of such further instruments and documents, as may be reasonably requested by any other party for such purposes. No modification, amendment or waiver of any provision of this Agreement, shall be effective, unless it is in writing and signed by the parties hereto. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement and the rights and obligations hereunder shall not be assignable by any party hereto. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.



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                  IN WITNESS WHEREOF,  each of the parties to this Agreement has caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                            MEDICAL MANAGEMENT SCIENCES, INC.



                                            By:      /s/ James Thacker
                                               --------------------------
                                                 Title:  Chairman


                                            MANAGED IMAGING, INC.



                                            By:      /s/ James Thacker
                                               --------------------------
                                                  Title:  Chairman


                                            PHYSICIAN SUPPORT SYSTEMS, INC.


                                            By:      /s/ Hamilton F. Potter III
                                              ----------------------------------
                                              Title:  Executive Vice President































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